EXHIBIT 10.48
                                                                  -------------



                              AMENDED AND RESTATED
                           CHANGE OF CONTROL AGREEMENT

This amended and restated change of control agreement made as of the 31st day of December, 2001

BETWEEN:

                  NEXEN INC. (FORMERLY KNOWN AS CANADIAN OCCIDENTAL PETROLEUM LTD.), a corporation incorporated under the laws of Canada

                                 (hereinafter referred to as the "CORPORATION")

                                     - and -

                                  ROGER THOMAS

                                   (hereinafter referred to as the "EXECUTIVE")

RECITALS:

1. The Executive, as Senior Vice President Canadian Oil & Gas of the Corporation, is considered by the Board to be an essential officer and employee of the Corporation, who is both integral to the operation and development of the Corporation, and has acquired outstanding skills, unique experience and possesses an extensive background in, and knowledge of, the Corporation's business, operations and the industry in which it is engaged.

2. In the event of a Change of Control, there is a possibility that the employment of the Executive would be terminated without just cause or adversely modified and the Executive has expressed concern in that regard to the Corporation.

3. The Board recognizes that it is essential and in the best interests of the Corporation and its shareholders that the Corporation retain the continued dedication of the Executive to the Executive's office and the Executive's employment during the uncertain period prior to, during and following a Change of Control.

4. The Board further believes that the past service of the Executive and the Executive's integral role in the development and operation of the Corporation requires that the Corporation ensure that in the event of a Change of Control the Executive is treated in a manner that is fair, reasonable, consistent with industry standards and in the best interests of the Corporation.

5. The Corporation and the Executive entered into a Change of Control Agreement on October 22, 1999, which was amended by an Amending
         Agreement   dated  December  25,

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         2000 (collectively the "CURRENT  AGREEMENT") to agree on the terms and conditions which will govern the termination or modification of the employment of the Executive following a Change of Control. The Corporation and the Executive wish to amend the Current Agreement as herein provided and, in doing so, wish to restate the Current Agreement as herein amended (the "RESTATED AGREEMENT").

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Restated Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1      In this Restated Agreement, the following terms mean as follows:

         (a) "AFFILIATE" and "ASSOCIATE" have the meaning ascribed to such terms in the CBCA.

         (b) "ACTING JOINTLY OR IN CONCERT" for the purposes of this Restated Agreement, a Person is acting jointly or in concert with another Person if such Person has any agreement, arrangement or understanding (whether formal or informal and whether or not in writing) with such other Person for the purpose of acquiring, or offering to acquire, any Common Shares of the Corporation (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities by way of prospectus or private placement or pursuant to a pledge of securities in the ordinary course of business).

         (c) "ANNUAL BASE SALARY" means the annual base salary of the Executive payable by the Corporation at the end of the month immediately preceding the Date of Termination.

         (d) "ANNUAL TARGET BONUS" means the Executive's annual target bonus as determined by the Board to be in effect for the calendar year in which a Change of Control occurs.

         (e) "BENEFICIAL OWNER" for the purposes of this Restated Agreement, a Person shall be deemed to be the "BENEFICIAL OWNER" and to have "BENEFICIAL OWNERSHIP" of and to "BENEFICIALLY OWN":

                  (i) any securities as to which such Person or any of such Person's Affiliates or Associates is the owner at law or in equity;

                  (ii) any securities as to which such Person or any of such Person's Affiliates or Associates has a right to acquire (i) upon the exercise of any Convertible Securities or (ii) pursuant to any agreement, arrangement or understanding, whether such right is exercisable immediately within a

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                           period of sixty (60) days  thereafter and whether or
                           not   on   condition   or  the   happening   of  any
                           contingency, (other than (a) customary agreements with and between underwriters and banking group and
                           selling   group   members   with   respect   to  the
                           distribution to the public or pursuant to a private placement of securities, or (b) pursuant to a pledge of securities in the ordinary course of business); and

                  (iii) any securities which are Beneficially Owned within the meaning of clauses (a) or (b) above by any other Person with which such Person is Acting Jointly or in Concert,

                  provided, however, that a Person shall not be deemed the "Beneficial Owner" or to have "Beneficial Ownership" of or to "Beneficially Own" any security where such Person is the registered holder of securities as a result of carrying on the business of or acting as nominee for a securities depository.

                  For purposes of this Restated Agreement, the percentage of Common Shares Beneficially Owned by any Person, shall be and be deemed to be the product determined by the formula:

                  100 x A/B

                  Where:

                  A = the number of votes for the election of all directors generally attaching to the Common Shares Beneficially Owned by such Person; and

                  B = the number of votes for the election of all directors generally attaching to all outstanding Common Shares.

                  For the purposes of the foregoing formula, where a Person Beneficially Owns unissued Common Shares which may be acquired pursuant to Convertible Securities, such Common Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Common Shares Beneficially Owned by such Person in both the numerator and the denominator, but no other unissued Common Shares which may be acquired pursuant to any other outstanding Convertible Securities shall, for the purposes of that calculation, be deemed to be outstanding.

         (f) "BOARD" means the Board of Directors of the Corporation as constituted from time to time.

         (g) "CBCA" means the CANADA BUSINESS CORPORATIONS ACT, as amended from time to time, and any successor legislation thereto.

         (h)      "CHANGE OF CONTROL" means the occurrence of any of:

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                  (i)      the purchase or  acquisition of any Common Shares or
                           Convertible  Securities by a Beneficial  Owner which
                           results  in  the   Beneficial   Owner   owning,   or
                           exercising control or direction over, Common Shares or Convertible Securities such that, assuming only
                           the    conversion    of    Convertible    Securities
                           Beneficially   Owned  or  over   which   control  or
                           direction is exercised by the Beneficial Owner, the Beneficial Owner would own, or exercise control or direction over, Common Shares carrying the right to cast more than thirty-five percent (35%) of the votes attaching to all Common Shares; or

                  (ii) the substantial completion of: (i) the liquidation, dissolution or winding-up of the Corporation; or
                           (ii) the sale, lease or other disposition of all or substantially all of the assets of the Corporation; or

                  (iii) a situation in which individuals who were members of the Board immediately prior to:

                           (A) a meeting of the shareholders of the Corporation involving a contest for, or an item of business relating to, the election of directors; or

                           (B) an amalgamation, arrangement, merger or other consolidation or combination of the Corporation with another Person,

                           shall  not   constitute  a  majority  of  the  Board
                           following such election or transaction; or

                  (iv) the completion of any transaction or the first of a series of transactions which would have the same or similar effect as any transaction or series of transactions referred to in paragraph (i), (ii) or
                           (iii) above; or

                  (v) a determination by the Board that there has been a change, whether by way of a change in the holding of the Common Shares, in the ownership of the Corporation's assets or by any other means, as a result of which any Person, or group of Persons
                           Acting Jointly or in Concert, is in a position to effect a Change of Control.

         (i)      "COMMON SHARES" means the common shares of the Corporation.

         (j)      "CONVERTIBLE SECURITIES" means:

                  (i) any right (contractual or otherwise and regardless of whether such right constitutes a security) to acquire Common Shares from the Corporation; or

                  (ii) any security issued by the Corporation from time to time (other than the rights issued pursuant to a shareholders' rights protection plan, if any) carrying any exercise, conversion or exchange right,

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                  which is then exercisable or exercisable within a period of sixty (60) days from that time pursuant to which the holder thereof may acquire Common Shares or other securities which are convertible into or exercisable or exchangeable for Common Shares (in each case, whether such right is then exercisable or exercisable within a period of sixty (60) days from that time and whether or not on condition or the happening of any contingency).

         (k) "DATE OF TERMINATION" means the date upon which the Executive's employment is terminated pursuant to Section 4.1,
                  5.1 or 6.1. For greater clarity, the Date of Termination means the date upon which the Corporation provides the
                  Executive with written, verbal or other notice that the Executive's employment has been or will be terminated pursuant to Section 4.1 or 5.1 or the date upon which the Executive provides the Corporation with written notice terminating the Executive's employment pursuant to Section
                  4.1 or for Good Reason pursuant to Section 6.1.

         (l) "DISABILITY" means, where due to a physical or mental condition, the Executive is rendered totally and permanently unable to perform the Executive's duties for a consecutive period of two (2) years or more during which the Executive has been in receipt of long term disability insurance benefits from the insurance carrier normally utilized by the Corporation.

         (m) "EFFECTIVE DATE" means the date upon which a Change of Control occurs.

         (n) "EMPLOYMENT BENEFITS" means the employment benefits to which the Executive is entitled by virtue of any written, oral or implied agreement with the Corporation. For the purposes of this Restated Agreement, "Employment Benefits" shall include, but is not limited to, the following:

                  (i) the Executive's entitlement to any dental or general medical care;

                  (ii)     the  Executive's  entitlement  to receive  long term
                           disability   benefits  from  the  insurance  carrier
                           normally utilized by the Corporation;

                  (iii) the Executive's entitlement to pension benefits under the terms of any pension plan with the Corporation;

                  (iv)     the   Executive's   entitlement  to  a  monthly  car
                           allowance from the Corporation;

                  (v) the Executive's entitlement to contributions by the Corporation to the Corporation's savings plan;

                  (vi) the Executive's entitlement to receive from the Corporation financial counseling services, at a cost of $3,500.00 per year (or as the same may be increased from time to time by the Corporation); and

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                  (vii)    the  Executive's  entitlement  to  receive  from the
                           Corporation security monitoring services at the Executive's personal residence.

         (o)      "GOOD  REASON"  means  any  of  the  following,   unless  the
                  Executive shall have given the Executive's express written consent thereto:

                  (i) INCONSISTENT DUTIES. The assignment to the Executive of any duties inconsistent with the Executive's status as an executive officer of the Corporation or a material alteration in the nature or status of the Executive's responsibilities or duties or reporting relationship from those in effect immediately prior to a Change of Control;

                  (ii) REDUCED SALARY. A reduction by the Corporation in the Executive's Annual Base Salary in effect on the Effective Date or as the same may be increased thereafter from time to time or the failure by the Corporation to grant the Executive salary increases at a rate commensurate with the increases accorded to other executives of the Corporation;

                  (iii) RELOCATION. The Corporation requiring the Executive to be based anywhere other than where the Executive is based at the time a Change of Control occurs, except for required travel on the Corporation's business to an extent substantially consistent with the Executive's business travel obligations in the ordinary course of business immediately prior to a Change of Control;

                  (iv) INCENTIVE COMPENSATION PLANS. The failure by the Corporation to continue in effect any incentive compensation plan in which the Executive participates, including, but not limited to, the Incentive Compensation Plan or the Stock Option Plan or any other similar plans adopted prior to a Change of Control, unless the Executive is eligible to participate in, and is entitled to the opportunity to receive a comparable level of benefits under, an ongoing, substitute or alternative plan (it being understood that the manner or method of payment and the form of consideration need not be the same as existed in the original plans); or the failure by the Corporation to continue the Executive's participation therein on at least as favourable a basis, both in terms of the amount of benefits available to the Executive and the level of the Executive's participation relative to other participants, as existed at the time a Change of Control occurs;

                  (v) EMPLOYMENT BENEFITS AND PERQUISITES. The failure by the Corporation to continue to provide the Executive with Employment Benefits at least as favourable as those enjoyed by the Executive immediately prior to a Change of Control, including any pension plan, benefit plan or any retirement arrangement established for the Executive, or any of the Corporation's life insurance, medical, health and accident, disability or savings plans in which the Executive was participating at the time a

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                           Change of Control  occurs;  the taking of any action
                           by the Corporation that would directly or indirectly materially reduce any such benefits or deprive the Executive of any material perquisite enjoyed by the Executive at the time a Change of Control occurs, including, without limitation and to the extent applicable, the use of a car, aircraft, secretarial
                           services,   office   space,   telephones,   computer
                           facilities,    expense   reimbursement,    financial
                           counseling, and professional fees and club dues reimbursement; or the failure by the Corporation to provide the Executive with the number of paid vacation days to which the Executive is entitled in accordance with the Corporation's normal vacation practice in effect at the time a Change of Control occurs;

                  (vi) NO ASSUMPTION BY SUCCESSOR. The failure of the Corporation to obtain a satisfactory agreement from a successor to assume and agree to perform this Restated Agreement. Alternatively, if the business or undertaking in connection with which the Executive's services are principally performed is sold at any time after a Change of Control occurs, and the Executive's employment is transferred as a result, the failure or refusal of the purchaser of such business or undertaking to provide the Executive with the same or a comparable position, duties, compensation and benefits, as described in paragraphs (iv) and (v) above, as provided to the Executive by the Corporation immediately prior to a Change of Control;

                  (vii) DISPOSITION OF "ALL OR SUBSTANTIALLY ALL". The disposition by the Corporation of all or substantially all of the assets of the Corporation, as contemplated herein, notwithstanding that the Executive's services were or were not principally performed for such business.

         (p) "INCENTIVE COMPENSATION PLAN" means any bonus or incentive compensation plan of the Corporation in which the Executive is entitled to receive benefits in the month immediately preceding a Change of Control.

         (q)      "JUST CAUSE" means:

                  (i) the failure by the Executive to substantially perform the Executive's duties according to the terms of the Executive's employment in existence immediately prior to a Change of Control after the Corporation has given the Executive reasonable notice of such failure and a reasonable opportunity to correct it; or

                  (ii) where the Executive engages in any criminal act or dishonesty resulting or intended to result, directly or indirectly, in the personal gain of the Executive at the Corporation's expense.

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         (r)      "MONTHLY BASE SALARY" means the monthly salary payable to the
                  Executive by the Corporation in effect at the end of the month immediately preceding the Effective Date.

         (s) "PARTIES" means the Corporation, and its successors and permitted assigns, and the Executive and the Executive's heirs, executors and administrators and "PARTY" means either one of them.

         (t) "PERSON" includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative and any national, provincial, state or municipal government or any agency thereof.

         (u) "RESTATED AGREEMENT" means this amended and restated change of control agreement as it may be amended, restated or supplemented from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby", and similar expressions refer to this Restated Agreement and, unless otherwise indicated, refer to Articles or Sections in this Restated Agreement only.

         (v) "SECURITIZATION PROCEDURE" means the Statement of Company Procedure Regarding the Securitization of Nexen Inc. Restated Executive Benefit Plan, as amended from time to time.

         (w)      "SEVERANCE   PERIOD"  means  the  thirty  (30)  month  period
                  immediately following the Date of Termination.

         (x) "STOCK OPTION PLAN" means any stock option plan or plans of the Corporation pursuant to which the Executive is granted options by the Corporation to acquire Common Shares.

         (y)      "SUBSIDIARY" has the meaning ascribed to it in the CBCA.

         (z)      "TERM" has the meaning referred to in Section 3.1.

                                    ARTICLE 2
                           SCOPE OF RESTATED AGREEMENT

2.1 The Parties intend that this Restated Agreement sets out their respective rights and obligations upon the occurrence of a Change of Control. This Restated Agreement does not provide for any other terms of the Executive's employment with the Corporation, and shall create no rights or obligations of the Parties prior to, or in circumstances other than, a Change of Control or beyond the Term.

2.2 This Restated Agreement shall automatically terminate upon the death of the Executive or where due to the Disability of the Executive, the Executive is materially incapacitated from performing the Executive's duties. In the event of the death or Disability of the Executive, the Executive (or the Executive's estate) shall be entitled to receive from the Corporation all unpaid Annual Base Salary, Employment Benefits, unpaid business

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         expenses and vacation  entitlement accrued to the date of the death or
         Disability of the Executive. The Executive (or the Executive's estate) shall also be entitled to receive any and all death or Disability benefits in a manner consistent with, and at least equal in amount to, those provided by the Corporation to senior executives (or their estate) under such plans, programs and policies in effect at the date of Disability or death of the Executive, and the Corporation shall have no further obligations to the Executive or the Executive's estate under this Restated Agreement.

2.3 If the Executive's employment is terminated by either Party, for any reason, prior to a Change of Control in any manner, other than expressly provided for in this Restated Agreement, this Restated Agreement shall automatically terminate and the Corporation shall have no obligations to the Executive hereunder.

                                    ARTICLE 3
                           TERM OF RESTATED AGREEMENT

3.1 Subject to termination of this Restated Agreement prior to a change of control, this Restated Agreement shall remain in effect for a period concluding twelve (12) months following the Effective Date (the
         "TERM"), at which time this Restated Agreement shall terminate; provided however that the payment of compensation and benefits to the Executive under this Restated Agreement shall continue beyond the end of the Term in accordance with the applicable provisions of this Restated Agreement.

                                    ARTICLE 4
            TERMINATION FOR JUST CAUSE OR FOR OTHER THAN GOOD REASON

4.1 If the Executive's employment is terminated for Just Cause, or is terminated by the Executive, other than for Good Reason, following a Change of Control, the Corporation shall pay to the Executive, if not already paid, the fraction of the unpaid Annual Base Salary accrued during the then current fiscal year of the Corporation, all accrued Employment Benefits, all unpaid reasonable business expenses and all unpaid vacation pay accrued up to and including the Date of Termination, and thereafter, the Corporation shall have no further obligations to the Executive under this Restated Agreement.

4.2 Nothing in this Restated Agreement shall serve to derogate from the vested rights of the Executive to pension benefits, Stock Option Plans or any other Employment Benefits to which the Executive is entitled up to the Date of Termination.

                                    ARTICLE 5
                           TERMINATION BY CORPORATION

5.1 If the Executive's employment is terminated by the Corporation within the twelve (12) month period following the Effective Date, for reason other than Just Cause, death or Disability, the Corporation shall pay to the Executive the remuneration referred to in Article 7.

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                                    ARTICLE 6
                           TERMINATION FOR GOOD REASON

6.1 In the event of a Change of Control, the Executive may, within the twelve (12) month period following the Effective Date and upon providing the Corporation with ten (10) days written notice, terminate the Executive's employment with the Corporation for Good Reason. Upon being provided with such notice, the Corporation shall pay to the Executive the remuneration referred to in Article 7.

                                    ARTICLE 7
                          COMPENSATION UPON TERMINATION

7.1      If the Executive's employment is terminated in accordance with Section
         5.1 or 6.1 herein:

         (a)      the Corporation shall forthwith,  but in any event within ten
                  (10) days from receipt by the Corporation of a Release executed by the Executive substantially in the form of Schedule "A", pay to the Executive:

                  (i) if not previously paid, that portion of the Executive's accrued but unpaid Monthly Base Salary, any accrued but unpaid bonus to which the Executive is entitled for the preceding calendar year under any Incentive Compensation Plan, all unpaid reasonable business expenses and all accrued but unused vacation pay earned or payable to the Executive by the Corporation for the period from the beginning of the Corporation's then current fiscal year, up to and including the Date of Termination;

                  (ii) a lump sum cash payment equal to the Executive's Monthly Base Salary and one-twelfth (1/12) of the Executive's Annual Target Bonus for each month of the Severance Period;

                  (iii) a lump sum payment equal to thirteen percent (13%) of the Executive's Annual Base Salary for the Severance Period. The Executive may elect to continue the Executive's then current dental and general medical care and/or life insurance benefits and/or long term disability benefits (on such terms and conditions in effect in the month immediately preceding the Date of Termination) for the Severance Period, or until the date on which the Executive obtains alternative employment if earlier than the date of termination of the Severance Period. The cost to the Corporation of continuing these benefits on behalf of the Executive shall be deducted by the Corporation from the Executive's thirteen percent (13%) Annual Base Salary lump sum payment referred to herein;

                  (iv) a lump sum payment representing the value of the Executive's monthly car allowance for the Severance Period;

                  (v) a lump sum payment representing the value of the Corporation's contributions to the Corporation's savings plan (at a rate of six percent (6%) of the Executive's Annual Base Salary) for the Severance Period;

                  (vi) a lump sum payment representing the value of the Executive's entitlement to receive from the Corporation financial counseling services for the Severance Period; and

                  (vii) a lump sum payment representing the value of the Executive's entitlement to receive from the Corporation security monitoring services at the Executive's personal residence for the Severance Period;

         (b) with respect to the Executive's entitlement to pension benefits under the Pension Plan for Employees of Nexen Inc. (Defined Benefit Option) (the "Registered Pension Plan") and the Executive's related entitlement under the Nexen Inc. Restated Executive Benefit Plan (the "Executive Benefit Plan"):

                  (i)      the Corporation shall recognize the Severance Period
                           for   purposes  of   determining   the   Executive's
                           entitlement;

                  (ii) for calculation purposes, the Executive's entitlement is the benefit which would have been determined assuming that the Executive had been employed throughout the Severance Period, including recognition of:

                           (A) additional service that would have been credited for the Severance Period;

                           (B)      monthly  salary  equal  to the  Executive's
                                    Monthly   Base   Salary    throughout   the
                                    Severance Period;

                           (C) pensionable bonus for the year of the Date of Termination, and for each subsequent year or portion thereof during the Severance Period, determined at the Annual Target Bonus level. Average bonus will be determined over the three years to the end of the Severance Period, including any partial calendar years; and

                           (D) if the Executive would have been eligible for retirement at the end of the Severance Period, the Executive shall be deemed to retire, and the pension to commence, upon completion of the Severance Period. In such case, the Executive's attained age at the end of the Severance Period will be recognized for purposes of calculating the early retirement reduction factor, if applicable;

                  (iii) the pension entitlements described in this Section 7.1(b) shall, to the extent legally permissible, be provided through the Registered Pension Plan. To the extent that it is not legally permissible to provide such pension entitlements through the Registered Pension Plan, the Corporation shall pay to the Executive a lump sum payment representing the settlement value of the additional Executive Benefit Plan benefit determined in accordance with the assumptions set forth in Schedule "B"; and

                  (iv) any entitlements of the Executive under the Executive Benefit Plan which have previously been funded in accordance with the terms of the Securitization Procedure but not previously settled in accordance with the terms of the Securitization Procedure shall be settled by the Corporation in accordance with the settlement mechanism set forth in the Securitization Procedure and the assumptions set forth in Schedule "B";

         (c) the Corporation shall provide the Executive with executive outplacement counseling to be provided by a firm to be selected by the Executive, at a cost to the Corporation not to exceed $25,000.00;

         (d)      all  of  the  Executive's  outstanding   unexercisable  stock
                  options under any Stock Option Plan shall become exercisable;

         (e) where the Executive has been relocated, at the request of the Corporation, within the two (2) year period immediately prior to the Effective Date, if so requested by the Executive, the Corporation shall relocate the Executive back to the Executive's prior location; and

         (f) as soon as is reasonably practicable following the execution of this Restated Agreement, the Corporation shall be required to provide security for the performance of its obligation to make the lump sum payments described in this Article 7.

7.2 The estimated value as of October 1, 2001 of Sections 7.1(a)(ii) to 7.1(c) are set out in Schedule "C". Schedule "C" provides estimated values only and actual values shall be calculated in accordance with this Restated Agreement at the time of entitlement or payment under this Restated Agreement.

7.3 Subject to Section 7.1(a)(iii), if the Executive's employment is terminated in the circumstances described in Section 5.1 or 6.1, the remuneration and benefits payable under this Article 7 shall not be reduced if the Executive obtains alternative employment.

7.4 Unless expressly provided otherwise in this Restated Agreement, all payments to be made to the Executive under this Article 7 shall be subject to required statutory deductions at source by the Corporation.

                                    ARTICLE 8
                            CONFIDENTIAL INFORMATION

8.1 If the Executive's employment is terminated in any manner whatsoever due to or following a Change of Control, the Executive agrees to keep confidential all information of a confidential or proprietary nature concerning the Corporation, its Affiliates, Associates and Subsidiaries and their respective operations, opportunities, areas of present, past or future interests, assets, finances, technology, intellectual property, business and affairs, and further agrees not to use such information, data or technology for personal advantage, provided that nothing herein shall prevent the disclosure of information which is publicly available or which is required to be disclosed by the Executive under appropriate statute, rules of law or legal process.

                                    ARTICLE 9
              RIGHTS AND OBLIGATIONS OF EXECUTIVE UPON TERMINATION

9.1 Subject to Section 8.1, the Executive shall not be prohibited in any manner whatsoever from obtaining alternative employment with or otherwise forming or participating in a business competitive to the business of the Corporation after the termination of the Executive's employment with the Corporation.

9.2 Upon the termination of the Executive's employment for any reason, the Executive shall tender the Executive's resignation from any position the Executive may hold as an officer or director of the Corporation or any of its Affiliates, Associates or Subsidiaries.

9.3 If the Executive's employment is terminated in the circumstances described in Section 5.1 or 6.1, the Corporation shall continue to purchase and maintain, to the extent available in the marketplace at reasonable cost to the Corporation, on behalf of the Executive, director and officer liability insurance for the applicable limitation period following the date upon which the Executive ceases to serve as a director or officer of the Corporation, and the Executive's existing agreement to receive indemnity from the Corporation for acts taken by the Executive in the Executive's capacity as an officer of the Corporation shall remain in effect.

9.4 Upon termination of the Executive's employment pursuant to Section 5.1 or 6.1, the Corporation shall reimburse the Executive for ongoing legal fees and disbursements which the Executive may reasonably incur in connection with this Restated Agreement (but this Restated Agreement only), including any litigation concerning the validity or enforceability of, or liability under, any provision of this Restated Agreement or any action by the Executive. The Corporation shall pay such fees and reimbursements to the Executive promptly as such fees and disbursements become due.

                                   ARTICLE 10
                              EXPEDITED ARBITRATION

10.1 If, pursuant to Section 6.1, the Executive provides written notice of the Executive's intention to terminate the Executive's employment for Good Reason, and the Corporation believes that there is no Good Reason, or, alternatively, that Just Cause exists which justified the Executive's termination, the Corporation shall, within ten (10) days of having been provided such notice, provide written notice ("Notice of Dispute") to the Executive of the dispute (the "Dispute").

10.2 The Parties agree that any and all Disputes under Section 10.1 will be resolved by way of a single Arbitrator.

10.3     (a)      Within  fifteen  (15)  days of  provision  of the  Notice  of
                  Dispute,  the Parties  shall agree upon and appoint a neutral
                  Arbitrator  from the then current  roster  maintained  by the
                  Alberta   Mediation  and   Arbitration   Society  to  act  as
                  Arbitrator of the Dispute; or

         (b) If no person acceptable to both Parties has been agreed upon and appointed within fifteen (15) days, then either Party may make immediate application to the Court of Queen's Bench of Alberta, Judicial District of Calgary, to have an Arbitrator appointed.

10.4 The Parties acknowledge and agree that the purpose of this Article 10 is to avoid delays and facilitate resolution of the Dispute in a just, speedy and cost-effective manner.

10.5 Consistent with the expedited nature of arbitration, the Arbitrator will direct and control the scope and timing of the exchange of information between the Parties and will take such steps as the
         Arbitrator deems necessary to achieve a just, speedy and cost-effective resolution of the Dispute. The Arbitrator has the exclusive right and power to resolve all issues related to the exchange of information in the arbitration process.

10.6 The Parties agree that the Arbitrator is only authorized to determine whether the Executive had Good Reason for terminating the Executive's employment, or alternatively, whether the Corporation had Just Cause to terminate the Executive's employment.

10.7 A hearing will occur within forth-five (45) days of the appointment of the Arbitrator (the "HEARING"). The time of the Hearing (the "Hearing Date") will be scheduled by the Arbitrator after consultation with the Parties. The Hearing will be governed by the rules set out in the ARBITRATION ACT S.A. 1991, c.A-43, as modified by the Arbitrator in the interests of achieving a just, speedy and cost-effective resolution of the Dispute. The Arbitrator may require written submissions of fact in the Dispute to be provided seven (7) days before the Hearing Date.

10.8 The Arbitrator will use best efforts to provide a written decision within seven (7) days of the conclusion of the Hearing.

10.9 The Parties agree that the decision of the Arbitrator will be final and binding upon the Parties.

                                   ARTICLE 11
                                     GENERAL

11.1 The headings of the Articles and paragraphs in this Restated Agreement are inserted for convenience only and shall not affect the meaning or construction of this Restated Agreement.

11.2     This  Restated   Agreement  shall  be  construed  and  interpreted  in
         accordance with the laws of the Province of Alberta and the federal laws of Canada as applicable therein.

11.3 If any provision of this Restated Agreement is determined to be void or unenforceable in whole or in part, it shall be and be deemed to be severed from this Restated Agreement without affecting or impairing the validity of any other provision herein.

11.4     Any notice  required  or  permitted  to be given  under this  Restated
         Agreement shall be in writing and shall be properly given if delivered, by hand delivery or mail or other form of electronic communication capable of transmission confirmation to the following address:

         a.       IN THE CASE OF THE CORPORATION TO:

                  Nexen Inc.
                  #1500, 635 - 8th Avenue S.W.
                  Calgary, AB T2P 3Z7
                  Attention:  Chief Executive Officer

         b.       IN THE CASE OF THE EXECUTIVE TO:

                  the last address of the Executive in the records of the Corporation or to such other address as the Parties may from time to time specify by notice given in accordance herewith.

11.5 This Restated Agreement shall enure to the benefit of and be binding upon the Executive and the Executive's heirs, executors and administrators and upon the Corporation and its successors and assigns.

11.6 This Restated Agreement constitutes the entire agreement relating to the respective rights and obligations of the Parties upon the occurrence of a Change of Control. No amendment or waiver of this Restated Agreement shall be binding unless executed in writing by the Parties.

11.7 The Parties agree that the rights, entitlements and benefits set out in this Restated Agreement to be paid to the Executive upon a Change of Control shall be in full satisfaction of all rights of the Executive under applicable law in effect from time to time as a result thereof.

11.8 Neither Party can waive or shall be deemed to have waived any right it has under this Restated Agreement except to the extent that such waiver is in writing.

The Parties have executed this Restated Agreement effective the date first written above.


                                          NEXEN INC.

                                          Per:   /s/ Charles W. Fischer
                                                 ------------------------------


                                          Per:   /s/ John B. McWilliams
                                                 ------------------------------

SIGNED, SEALED & DELIVERED
in the presence of

/s/ Jane Thomas                           /s/ Roger Thomas
----------------------------------        -------------------------------------
WITNESS                                   ROGER THOMAS

                                  SCHEDULE "A"

                              AMENDED AND RESTATED
                           CHANGE OF CONTROL AGREEMENT

In order to receive the entitlements referred to in this Restated Agreement, the Executive shall execute the attached Release, fully releasing the Corporation from all further claims in relation to the Executive's employment or Employment Benefits and the termination thereof upon payment of the remuneration and benefits referred to in Article 7 of this Restated Agreement. The attached Release shall not, however, require that the Executive relinquish or release any rights to indemnity which the Executive may, as an officer or director of the Corporation or any of its Affiliates, Associates and Subsidiaries, have as against the Corporation or any of its Affiliates, Associates and Subsidiaries for costs, charges and expenses reasonably incurred by the Executive in respect of any civil, criminal or administrative action or proceeding to which the Executive is made a party by reason of being or having been a director or officer of the Corporation or any of its Affiliates, Associates and Subsidiaries where:

         (a) the Executive has acted honestly and in good faith with a view to the best interests of the Corporation or any of its Affiliates, Associates and Subsidiaries; and

         (b) in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, the Executive had reasonable grounds for believing the Executive's conduct was lawful.

                                  FINAL RELEASE

KNOW ALL MEN BY THESE PRESENTS that I, ROGER THOMAS, of the City of Calgary, in the Province of Alberta, in consideration of the amounts provided in that certain Amended and Restated Change of Control Agreement (the "RESTATED AGREEMENT") dated as of the ___ day of December, 2001 between myself and NEXEN INC. (the "CORPORATION") and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do for myself, my executors and assigns hereby remise, release and forever discharge the Corporation, and any associated, affiliated, predecessor or parent corporation of the Corporation and their present and former directors, officers, agents and employees (the "RELEASEES"), including each of their respective successors, heirs, administrators and assigns, from all manner of actions, causes of action, debts, obligations, covenants, claims or demands, whatsoever which I may ever have had, now have, or can, shall or may hereafter have against the Releasees or any of them, by reason of or arising out of any cause, matter or thing whatsoever done, occurring or existing up to and including the present date and, in particular, without in any way restricting the generality of the foregoing, in respect of all claims of any nature whatsoever, past, present or future, directly or indirectly related to or arising out of or in connection with my relationship with the Releasees, as an employee, officer or director, and the termination of my employment from the Corporation including, but not limited to, any claims related to any entitlement I may have or may have had to any payment or claim either at common law or under the EMPLOYMENT STANDARDS CODE, HUMAN RIGHTS, CITIZENSHIP AND MULTICULTURALISM ACT or any other applicable legislation governing or related to my employment with the Releasees.

AND FOR THE SAID CONSIDERATION, I, ROGER THOMAS, represent and warrant that I have not assigned to any person, firm or corporation any of the actions, causes of action, claims, suits, executions or demands which I release by this Release, or with respect to which I agree not to make any claim or take any proceeding herein.

IT IS FURTHER ACKNOWLEDGED that the payment to me includes full compensation and consideration for the loss of my employment benefits, as provided by the Releasees, and that all of my employment benefits and privileges shall cease on the date of termination of my employment, except as otherwise provided in the Restated Agreement. I further acknowledge that I have received all benefits due to me and have no further claim against the Releasees for such benefits. I further accept sole responsibility to replace such benefits which I wish to continue or to exercise conversion privileges where applicable with respect to such benefits and, in particular any life insurance and long-term disability benefits. In the event that I become disabled following termination of my employment, I covenant not to sue the Releasees for insurance or other benefits or loss of same and hereby release the Releasees from any and all further obligations or liabilities arising therefrom.

Notwithstanding anything contained herein, this Release shall not extend to or affect, or constitute a release of, my right to sue, claim against or recover from the Releasees and shall not constitute an agreement to refrain from bringing, taking or maintaining any action against the Releasees in respect of:

         (a) any corporate indemnity existing by statute, contract or pursuant to any of the constating documents of the Corporation provided in my favour in respect of my having acted at any time as a director, officer or both of the Corporation;

         (b) my entitlement to any insurance maintained for the benefit or protection of the directors and/or officers of the Corporation, including without limitation, directors' and officers' liability insurance; or

         (c)      my entitlement to any amounts or compensation due to me under
                  the  terms  of  my   employment   pursuant  to  the  Restated
                  Agreement.

IT IS HEREBY AGREED that the terms of the Restated Agreement and of this Release will be kept confidential. No party hereto shall communicate any such terms to any third party under any circumstances whatsoever, excepting any necessary communication with my legal and financial advisors, as required, on the express condition that they maintain the confidentiality thereof, and any disclosure which is required by law, although either party shall be at liberty to disclose to third parties that a mutually acceptable Release was agreed upon. The invalidity and unenforceability of any provision of this Release shall not affect the validity or enforceability of any other provision of this Release, which shall remain in full force and effect.

I HEREBY DECLARE that I have read all of this Release, fully understand the terms of this Release and voluntarily accept the consideration stated herein as the sole consideration for this Release for the purpose of making a full and final settlement with the Releasees. I further acknowledge and confirm that I have been given an adequate period of time to obtain independent legal counsel regarding the meaning and the significance of the terms herein and the covenants mutually exchanged.

IT IS HEREBY AGREED THAT as a term of the termination of my employment from the Corporation, and in consideration of the amount noted above, I hereby resign as officer and director of the Corporation and its affiliates.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this _____ day of _________ in the year _____.



-------------------------------------
ROGER THOMAS


-------------------------------------
WITNESS (signature)


-------------------------------------
WITNESS (print name)

                                  SCHEDULE "B"

                              AMENDED AND RESTATED
                           CHANGE OF CONTROL AGREEMENT
          METHODOLOGY AND ASSUMPTIONS FOR DETERMINING SETTLEMENT VALUE

PURPOSE

Pursuant to Section 7.1(b) of the Restated Agreement, the purpose of this Schedule "B" is to ensure that after tax has been paid on a lump sum settlement value, the remaining balance shall be sufficient to provide after-tax monthly payments equivalent to the after-tax monthly payments the Executive would have received under the terms of the Executive Benefit Plan.

OVERVIEW

Section 7 of the Securitization Procedure provides in part that:

             "the Company reserves the right to settle the Obligations by way of a lump sum payment to each Executive provided that the amount of each such payment is determined by the Actuary in such manner so as to be of equivalent present value after tax to such Executive and persons claiming through him as the after-tax periodic payments provided for in the Plan."

The following outlines the actuarial methods, assumptions and calculation process to be used in determining the lump sum settlement value of pension entitlements under the Executive Benefit Plan when settlement occurs in accordance with the Securitization Procedure. Section 300 of the Income Tax Regulations establishes the procedure applicable in using an after-tax lump sum to purchase a prescribed annuity:

1. A prescribed annuity payment consists of two components: (a) the deemed capital element of the annuity payment on which no tax is payable, and (b) the deemed non-capital portion of the annuity payment which is taxed at the marginal rate.

2. The capital portion of each future annuity payment is considered to be a return of the original after-tax lump sum amount.

3. The non-capital portion of each annuity payment is assumed to be provided by the investment return on the original after-tax lump sum amount and has therefore not yet been taxed.

4. A constant percentage of each future payment is deemed to be a return of the original lump sum capital.

CALCULATION METHODOLOGY

1.       Equivalent after-tax payments:

a. Determine initial gross annual pension entitlement under the Executive Benefit Plan.

b. Determine after-tax annual pension entitlement under the Executive Benefit Plan based on Individual Tax Rate.

c. Determine the capital element based on the non-indexed present value of the pension payments divided by life expectancy.

d. Determine the monthly payment which provides an after-tax pension equal to the after-tax pension determined in 1.b. above in accordance with the prescribed annuity methodology.

2.       Present value of periodic payments from 1 above:

a. Determine the present value of the pension determined in 1.d. above using the assumptions described below in this Schedule "B". For greater certainty, the value of the post-retirement indexation is to be reflected in determining the present value of the accrued pension entitlement in respect of post-1992 service, and any accrued pension in respect of service granted during the Severance Period.

3.       Tax adjustment:

a. Gross-up the present value determined in 2.a. above to reflect the tax assumed to be required to be paid on the lump sum.

b. Gross-up the amount determined in 3.a. above to reflect the tax assumed to be required to be paid on investment earnings in respect of the lump sum payment during the deferral period prior to assumed pension commencement, if any.

4.       Equivalent present value after tax as the after-tax monthly payments:

a. The amount determined in 3.b. above shall be the lump sum settlement value of the Executive's pension entitlement.

ASSUMPTIONS

Interest Discount Rate:

-- during deferral period                Yield  on  long-term   Government   of
                                         Canada  bonds as published in the Bank
                                         of   Canada   Review   for   month-end
                                         immediately   preceding  the  date  of
                                         calculation rounded down to next lower
                                         0.5%.

-- after assumed pension commencement    Yield  on  long-term   Government   of
                                         Canada  bonds as published in the Bank
                                         of   Canada   Review   for   month-end
                                         immediately   preceding  the  date  of
                                         calculation rounded down to next lower
                                         0.5%,   less  assumed   escalation  of
                                         pensions after retirement.

Increase in Consumer Price Index:        Yield  on  long-term   Government   of
                                         Canada  bonds as published in the Bank
                                         of   Canada   Review   for   month-
                                         end immediately  preceding the date of
                                         calculation rounded down to next lower
                                         0.5%

                                         less

                                         Yield  on  long-term   Government   of
                                         Canada Real Return  bonds as published
                                         in  the  Bank  of  Canada  Review  for
                                         month-end  immediately  preceding  the
                                         date of  calculation  rounded  down to
                                         next lower 0.5%.

Mortality:

-- for life expectancy                   1994  Uninsured   Pensioner  Mortality
                                         Table  with   mortality   improvements
                                         projected to 2014.

-- for present values

      o  prior to assumed pension
         commencement                    Nil.

         after assumed pension
         commencement                    1994  Uninsured   Pensioner  Mortality
                                         Table  with   mortality   improvements
                                         projected to 2014.

Marital Status:                          Actual status at Date of Termination.

Age of Spouse:                           Based on actual date of birth.

Individual Tax Rate:                     Maximum  individual  marginal tax rate
                                         for employee's province of employment.

                                  SCHEDULE "C"

                   ESTIMATED(1) ENTITLEMENT TO COMPENSATION
                PURSUANT TO ARTICLE 7 OF THE RESTATED AGREEMENT

MONTHLY BASE SALARY (30 MONTHS)                                   $  800,000.00
Bonus Target Value                                                   240,000.00
Benefits Uplift (13%)                                                104,000.00
Car Allowance                                                         48,000.00
Savings Plan                                                          48,000.00
Financial Counselling Services                                        10,500.00
Security Monitoring Services                                           2,400.00
Executive Outplacement                                                25,000.00
                                                                  --------------

TOTAL VALUE                                                       $1,277,900.00
ADDITIONAL LUMP SUM SETTLEMENT VALUE OF PENSION(2)                $  555,000.00
TOTAL ESTIMATED ENTITLEMENT UNDER THIS RESTATED AGREEMENT         $1,832,900.00

IN ADDITION to the above pension entitlement under the Restated Agreement, the Executive has the following pension entitlements under the Registered Pension Plan and Executive Benefit Plan. As is the case with the figures shown above, these values are estimated values (as of October 1, 2001) and are for illustrative purposes only. Actual values will be calculated as of the date of the entitlement or payment in accordance with the Registered Pension Plan and the Executive Benefit Plan, respectively, and therefore may be subject to change.

o    Accrued Annual Pension Entitlement (Registered
     Pension Plan)(3)                                         $   19,375.00

o    Lump Sum Transfer Value (Registered Pension
     Plan)(4)                                                 $  145,161.00

o    Lump Sum Settlement Value of Executive Benefit Plan(5)   $1,258,000.00


-----------------------------

(1) As stated in Section 7.2 of the Restated Agreement, the above calculations represent only the current estimated value (as of October 1, 2001) of the Executive's entitlement to compensation upon a Change of Control. Accordingly, the above calculations are for illustrative purposes only.

(2)  Calculated in accordance with Section 7.1(b) of the Restated Agreement.

(3)  Deferred Benefit payable from age 60.

(4) Based on Canadian Institute of Actuaries Recommendations for Computation of Transfer Values from Registered Pension Plans using rates applicable for October terminations. Reflects minimum lump sum transfer of two times employee contributions in respect of post-1992 service, if applicable.

(5) Based on the lump sum settlement value methododlogy and assumptions outlined in Schedule B as provided in Article 7.1(b) of the Restated Agreement. Assumes lump sum transfer from the Registered Pension Plan.